Exhibit 21.1

LIST OF SIGNIFICANT SUBSIDIARIES

NAME OF SUBSIDIARY	JURISDICTION OF INCORPORATION OR ORGANIZATION

Archipelago Exchange, L.L.C.	Delaware

Wave Securities, L.L.C.	Illinois